HIMALAYA TECHNOLOGIES TO ENTER CRYTPOCURRENCY MARKET

HMLA to enter cryptocurrency market through planned infusion of assets by CEO

PITTSBURGH, PA, USA, December 26, 2023 /EINPresswire.com/ -- Himalaya Technologies, Inc. (OTC: HMLA) announces it intends to enter the cryptocurrency markets through an investment agreement with its CEO Vikram Grover, who recently received a substantial default judgment against an operator of a crypto tech ecosystem including cryptocurrency exchanges, crypto coins and tokens, and value added blockchain products and services. Specifically, on December 20, 2023, Vikram Grover was notified that he won a default judgment of $57,903,750.00 not including damages and legal fees for Case No.: 1:21−cv−05054 in the United States District Court for the Northern District of Illinois Eastern Division. The complaint, filed on or around September 3, 2021, is Vikram Grover v. Net Savings Link, Inc., Wilton Group, Limited, Wilton UK (Group), LTD, Wilton Group, Limited, China Food and Beverage Co., and James Tilton.

> “Comparing NSAV and HMLA valuations to HMLA today reveals a valuation gap. Comparing their peak valuations to HMLA illustrates a potentially game changing anomaly.”
>
> *Vik Grover*

Mr. Grover, who is our control shareholder, has agreed to enforce the judgment and seek control of the defendants' public companies Net Savings Link, Inc. and China Food and Beverage Co. (OTC: NSAV & OTC: CHIF), obtain their crypto businesses, fintech investments and other assets, and combine them with Himalaya. Any transactions will be subject to independent valuation and analysis and compliance with US GAAP, regulatory rules, and legal requirements.

Said Vik Grover, CEO: “The default judgment, which I was notified of last week, is the culmination

of a business dispute from several years ago that drove me to file legal action in federal court in 2021. Now entering the collection and enforcement stage of this process, I believe the business assets at NSAV and CHIF have significant upside within the framework of a properly capitalized, fully reporting audited public company such as Himalaya that can raise institutional capital. Comparing the NSAV and CHIF current market capitalizations to HMLA's much smaller valuation reveals an obvious and substantial valuation gap, but when HMLA's market value is compared to the peak valuations of these defendants, the valuation gap is extraordinary and possibly game changing. With Himalaya's audited, clean public platform, we are poised to capitalize the business properly, infuse these businesses and assets into our holding company, and create lasting value for our stakeholders and affiliates in the New Year."

Summary of Investments and Assets of Net Savings Link, Inc.:

https://www.otcmarkets.com/otcapi/company/financial-report/388998/content

Disclaimer

There are currently no merger agreements, plans of merger, or investment agreements signed between Himalaya Technologies, Inc. and any of these potential target transactions. Both Vikram Grover and Himalaya have signed a memorandum of understanding ("MOU") to explore the infusion of these businesses, investments and assets into the Company pending collection efforts. There are no assurances that Himalaya will successfully finance any business or close any of the aforementioned potential strategic transactions. Further information on the legal case, judgment, and MOU are available on the SEC's EDGAR system under Form 8-K at https://www.sec.gov/edgar/searchedgar/companysearch under "Himalaya Technologies, Inc." and/or "HMLA".

About Himalaya Technologies, Inc.

Himalaya Technologies, Inc. (https://www.himalayatechnologies.com) is a publicly traded entity (OTC: HMLA) focusing on minority and majority investments in businesses seeking access to growth capital to fulfill their own business plans and create value for their stakeholders and the Company's debt and equity investors. The Company is a minority investment of FOMO WORLDWIDE, INC. (OTC: FOMC; https://www.fomoworldwide.com).

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that Himalaya Technologies, Inc. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to Himalaya's stockholders, and leverage capital markets to execute its growth strategy, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995.

Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. Himalaya's business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company's future revenues, financial condition, or stock price, nor is it a solicitation for investment.

Investor Contact:

Investor Relations
(347) 323-9581
info@himalayatechnologies.com

Vik Grover
Himalaya Technologies, Inc.
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